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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) April 21, 1999



                          EN POINTE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)




        Delaware                    000-28052               75-2467002
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 (State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)




   100 N. Sepulveda Blvd., 19th Floor, El Segundo, California       90245
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           (Address of principal executive offices)              (Zip Code)




      Registrant's telephone number, including area code (310) 725-5200
                                                         --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 2.  Disposition of Assets.

     From January 8, 1999 through February 16, 1999 in a series of sales, the Company liquidated all of its stock and warrant holdings in Shopping.com, an Internet company that was subsequently acquired by Compaq Computer Corporation. This consisted of 125,000 shares of common stock originally acquired September 23, 1997 at $6.00 per share (but subsequently written down to $4.50 per share) and 199,800 warrants with an exercise price of $4.50 a share. The stock and warrants were acquired from Shopping.com prior to their initial public offering in exchange for five year licensing rights to the use of the Company's propriety software.

     The Company realized a gain of $1,680,533 upon sale of the common stock and $2,747,250 upon exercise and sale of the warrants.

ITEM 5. Other Events.

     In the Company's Annual Reports on Forms 10-K for the fiscal years ended September 30, 1998 (as filed with the Securities and Exchange Commission on December 29, 1998) and September 30, 1997 (as filed with the Securities and Exchange Commission on December 29, 1997), the Company reported that it was currently involved in litigation, having been named as a defendant, along with its President, Chief Executive Officer and Chairman of the Board of Directors, Attiazaz "Bob" Din, in a lawsuit filed April 29, 1997 in the Superior Court for the County of Los Angeles, under the case name Novaquest Infosystems, et. al. v. En Pointe Technologies, Inc., et al. The complaint alleged that the Company and Bob Din misappropriated trade secret information owned by the plaintiffs and further alleged that the defendants interfered with the plaintiffs' prospective economic advantage.

     On March 23, 1999, the jury returned a verdict in favor of the plaintiffs and against the Company and Bob Din finding that they should pay $50,000 in contract damages, plus $375,000 in

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tort damages to plaintiffs.  The contract damages verdict carries with it rights to claim an as-yet undetermined amount of reasonable attorneys' fees. On April 2, 1999, the jury found that defendants should pay $1 million in punitive damages to plaintiffs. A final judgment has not yet been entered; contemplated post-trial motions may or may not result in a final judgment different from the verdicts. The Company and Mr. Din are currently considering whether to appeal the determination of the Court once a final judgment has been entered. The Company will recognize a charge to reported income of approximately $1.425 million for the quarter ending March 31, 1999, to provide for this potential loss.

     The Company issued a press release on April 13, 1999. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

ITEM 6.  EXHIBITS

     Exhibits:

     99.1  Press Release dated April 13, 1999.








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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EN POINTE TECHNOLOGIES, INC.



Date:  April 21, 1999                  By: /s/ Javed Latif
                                          ------------------------------------
                                          Javed Latif, Chief Financial Officer
















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                                EXHIBIT INDEX



     Exhibits             Description
     --------             -----------
       99.1               Press release dated
                          April 13, 1999
















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